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                                                                      Exhibit 11

                               Dean Foods Company

                Computation of Basic and Diluted Income Per Share
                  (In thousands, except for per share amounts)



                                                                               Three Months Ended
                                                                               ------------------
                                                                          August 29,          August 30,
                                                                               1999                1998
                                                                        -----------         -----------

     Income from Continuing Operations                                  $    27,835         $    22,913
     Loss from Discontinued Operations                                            -              (1,741)
                                                                        -----------         -----------
     Net Income                                                         $    27,835         $    21,172
                                                                        ===========         ===========


     BASIC INCOME (LOSS) PER SHARE:
     Income from Continuing Operations                                  $       .71         $       .57
     Loss from Discontinued Operations                                            -                (.04)
                                                                        -----------         -----------
     Net Income                                                         $       .71         $       .53
                                                                        ===========         ===========

     Weighted average common shares outstanding                              39,290              40,023
                                                                        ===========         ===========


     DILUTED INCOME (LOSS) PER SHARE:
     Income from Continuing Operations                                  $       .70         $       .56
     Loss from Discontinued Operations                                            -                (.04)
                                                                        -----------         -----------
     Net Income                                                         $       .70         $       .52
                                                                        ===========         ===========

     Adjusted weighted average common shares*                                39,911              40,983
                                                                        ===========         ===========



* Includes weighted average number of potential common shares outstanding. Potential common shares consist solely of outstanding options under the Company's stock option plan.